                                                                   Exhibit 23(h)

       We hereby consent to (i) the inclusion of our opinion letter, dated February 28, 1999, to the Board of Directors of Unisource Worldwide, Inc. (the "Company") as Annex B-1 to the Joint Proxy Statement/Prospectus of the Company and UGI Corporation relating to their planned merger and (ii) all references to Donaldson Lufkin and Jenrette in the sections captioned "Summary - Opinion of Unisource's Financial Advisor", "The Merger - Background Of The Merger", "- Recommendation of the Board of Directors of Unisource And Reasons of Unisource for the Merger" and "- Opinion of Unisource's Financial Advisor", of the Joint Proxy Statement/Prospectus of the Company which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                 DONALDSON, LUFKIN & JENRETTE
                                   SECURITIES CORPORATION


                                 By:   /s/ Donaldson, Lufkin & Jenrette
                                              Securities Corporation

New York, New York
March 25, 1999